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     ATM PROCESSING AGREEMENT
     Electronic Processing, Inc.
     Payment Systems Division of NBA
     8787 Complex Drive
     San Diego, CA 92123
     888.712.1611
     Fax 619.712.1617

This Agreement Is effective this                       day of           , 199
between ELECTRONIC PROCESSING. INC, 8787 Complex Dr., San Diego, CA 92123 ('EPI'), and


                                  ("Customer"),

1. Equipment: Customer agrees to operate an AUTOMATED TELLER MACHINE (ATM) on a promises in an Indoor location(s) as mutually agreed and as identified below. (" Location").

     Location Name (Where ATM will be located):

     Phone:

     Fax:


     Location Address:

     City:

     State:

     Zip:

     Location Contact:

     Type of Business (include SIC Code)


2. Availability: Customer agrees that the ATM shall at all times remain available for use by Location's customers during Location's normal business hours for the term of this Agreement. The previous sentence notwithstanding, EPI reserves the right to schedule reasonable downtime to accomplish necessary maintenance or system improvements. These improvements are at the sole discretion of the Processing Center and should not to exceed five percent (5%) of available time, per calendar month,

3, Transaction Processing Fees: EPI agrees to pay Customer for each transaction made on the ATM, hereinafter Customer Rebate ("CR"). The CR for this purpose is defined as any surcharged cash withdrawal made from a cardholder's account on the Location's ATM.

EPI will pay Customer in accordance to options in below.

  SECTION A    TRANSACTION FEE INFO
  SURCHARGE AMOUNT [ ] $1.00     [ ] $1.50
                   [ ] $2.00     [ ] OTHER______
  Plan  "A"  (QSP)

  CUSTOMER REBATE     ________ %
  MONTHLY ACCESS &
  STATEMENT FEE          $ 0.00 _____ INITIAL

  Plan "B"

  CUSTOMER REBATE            $ _________
  MONTHLY ACCESS &
  STATEMENT FEE          $ 30  ______ INITIAL

Customer understands they will receive a rebate on valid surcharged cash withdrawal transactions only.

Customer may be charged fees for transaction activity based upon Individual Network policy. EPI, or any of its assignors may debit Customer's bank account for the amount of monthly fees or any overdue invoices.

Customer acknowledges that without notice, transaction fccs and CR's may be adjusted to reflect any charges in fees from the processor, banks or Network fees assessed EPI. Customer understands monthly fees for Plan "B" are automatically deducted from any applicable rebates as may be noted in section A. Customer's bank account will be credited or debited the net amount of rebates or fees on a monthly basis. CR will continue as long as EPI receives them from the Networks. CRs for transactions will be disbursed monthly via ACH direct debit by EPI on the first Thursday following the 20th of each calendar month following the calendar month In which the transactions occurred.

4 Installation & Setup: Upon execution of the Agreement. Customer authorizes EPI or any of its agents or third party service providers to install the ATM(s) at the location(s) set forth on the Agreement. Any special installation requests or circumstances requiring additional charges to be incurred arising due to Customer. will be paid by Customer. If for any reason the Customer does not comply with the obligations of this paragraph or otherwise defaults under this Agreement, Customer shall be responsible for all costs and expanses associated with the installation, set-up and any subsequent de-installation of the Terminal(s) incurred by EPI. CUSTOMER FURTHERMORE AUTHORIZES EPI TO DEBIT CUSTOMER'S BANK ACCOUNT (AS SHOWN ON ACH AUTHORIZATION RELEASE ("ACH") ATTACHED TO THIS AGEEMENT) TO REIMBURSE EPI FOR SUCH COSTS AND EXPENSES.

5. Location Access: EPI shall at any reasonable time and at all times during business hours have the right to enter location for the purpose of inspecting, repairing, maintaining, or upgrading the ATM and observing its use.


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6. Processing Services: EPI agrees to provide and Customer agrees to utilize exclusively during the term of this Agreement. such data processing services as EPI, in its sole discretion, has selected to process all ATM transactions. Customer agrees to accurately complete, or has accurately completed, all of he necessary documentation as is reasonably required by EPI to facilitate the implementation and delivery of such processing and other services. Monthly reports will be mailed to the Customer address listed on the reverse bottom side of this document unless Customer specifies. otherwise in writing.

7, Inventory Requirements:

   a. Customer shall inventory an adequate supply of paper and ribbons at Location's premises. which are available from EPI at a cost to the Customer,

   b. Customer shall keep sufficient amounts of cash in ATM at all times ("Cash Replenishment").

   c. Customer is responsible for monthly terminal balancing.

   d. Customer, may at its sole discretion seek to hire or contract out the services of Cash Replenishment.

   e. EPI will maintain daily transaction data to assist in the balancing process should the Customer require assistance.

8. Phone & Electrical Requirements: Customer shall, at its expense, provide and maintain a business telephone line and one (1) operating isolated ground power outlet (110V) both directly behind the intended installation area of the ATM. Customer shall pay for monthly charges incurred in connection with such telephone line and electrical power usage.

9. Exclusivity: Customer shall not permit the removal of the ATM from the Premises nor allow the placement of any other ATM on the Premises nor subscribe to any other data processing service for processing ATM transactions during the term of this Agreement, except as may be agreed by EPI In writing or required by any lessor of the ATM.

10. Insurance Requirements: Customer agrees to protect the ATM from damage, loss, theft or destruction. Customer shall provide and maintain property insurance against loss, theft. damage or destruction of the ATM in an amount not less than the full replacement value of the ATM. Insurance shall include a waiver of any subrogation rights and Customer waives any right of recovery against EPI arising from such loss, theft, damage or destruction. Customer is solely responsible for providing security against theft at the location and EPI shall have no liability to Customer in the event of theft or damage. All cash kept in the ATM shall be the property of the Customer (unless those services have been hired or contracted out) and Customer shall bear the risk of loss if any cash is stolen or otherwise lost or destroyed. Customer agrees it shall make no alteration nor addition to the ATM and shall not permit anyone, other than an authorized representative of EPI, to perform any service or repair work on the ATM without EPI's prior written approval.


11. Term & Termination: The Initial term of this Agreement shall be a minimum of five (5) years. The initial term shall commence upon the date hereof and shall be automatically renewed after the initial term for successive twenty four (24) month terms: provided, however that either party may. by giving other party ninety (90) days prior written notice, terminate this Agreement at the end of initial or subsequent terms, Should this Agreement be terminated or breached prior to the and of the initial term by the Customer, Customer agrees to pay a one time termination fee equal to the number of months remaining on the initial term at the rate of $75 per month. This fee will be deducted via ACH debit at the time termination is determined. Unless a written notice of termination is received, ATM inactivity for a period of 30 days will constitute Customer's termination of this Agreement,

12. Property Ownership or Lease Terms: Customer represents and warrants that it is the owner of the Location or holds an agreement with the owner of the Location, that it holds a lease or an agreement with the holder of the lease or an option to renew the lease or an agreement with the holder of the option to renew the lease for said location of equal or greater length than the initial five-year term of this Agreement.

13. Equipment Relocation: In the event Customer transfers or moves its business from the location, Customer shall notify this EPI not less than thirty (30) days prior to any such event. In such event, this Customer shall be automatically deemed amended to apply to Customers new Location for the remaining term of this Agreement. The ATM shall be placed in a mutually agreed upon indoor location or locations.

14. Cancellation: In addition to paragraph 11, either party may terminate this Agreement in its entirely, effective thirty (30) days after receipt of written notice of termination upon the occurrence of a default, provided that such default continues for more than thirty (30) days after receipt of notice of such default. All notices hereunder shall be in writing and shall be by registered or certified return receipt requested, addressed, if to EPI at its address as listed below, and, if to Customer simply to whom it may concern, at its address as listed below, Any party may change its address for notice in accordance with the terms of this paragraph. All notices shall be deemed receive three (3) business days after the date of such mailing

15. Limitation of Liability:

   a. Except for insuring that funds are transferred to reimburse Customer for cash dispensing transactions, EPI'S SOLE LIABILITY, IF ANY. TO CUSTOMER HEREUNDER, EXCEPT AS OTHERWISE PROVIDED, SHALL BE TO REMEDY ANY BREACH OF THIS AGREEMENT IN A TIMELY MANNER, EPI SHALL HAVE NO LIABILITY FOR SPECIAL INCIDENTAL OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OR SUMS PAID BY CUSTOMER TO THIRD PARTIES.

   b. Customer and EPI agree that these provisions herein am reasonable in light of all present and predictable circumstances, including but not limited to. any and all fees charged by EPI under this Agreement and the possible amount of actual damages to Customer.


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   c. No action arising out of this Agreement may be brought by either patty more than one year after the cause of action occurred.

   d. If EPI Is required to appear in, or is made a defendant in, any legal action with respect to the cash dispensing services, Customer shall indemnify and hold EPI harmless from all loss. liability and expense, except for any loss, liability or expense arising out of EPI's own lack of reasonable care. In which case EPI liability shall be limited as provided above.

   e. Customer agrees that EPI will not be liable for loss, expense or cost incurred by Customer, customers or any persons or entity as result of any cause beyond the reasonable control of EPI including but not limited to, weather and all other Acts of God, war, fire, explosions, power failures, Government priorities, labor stoppage, supplier failure or delay, civil disorder, malfunction or breakdown of equipment, transportation facilities or other equipment of any nature. EPI's performance shall be exercised during the pendency of any such event but EPI shall use its best efforts to limit the duration of any such delay.

   f. In any dispute between parties. whether or not resulting In litigation. the prevailing party shall be entitled to recover from the other party all reasonable costs including, without limitation, reasonable attorney's fees. 'Prevailing party' shall include, without limitation, a party who dismisses an action for recovery in exchange for sums allegedly due, performance for covenants allegedly breached or consideration substantially equal to the relief sought in the action or which receives, in connection with any dispute, performance from the other party substantially equivalent to any of these.

   g. EPI MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, WITH RESPECT TO THE CASH DISPENSING SERVICES, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT. NO ORAL OR WRITTEN PRESENTATION OR STATEMENT MADE BY EPI OR ANY OF ITS AGENTS OR EMPLOYEES INCLUDING BUT NOT LIMITED TO, ANY SPECIFICATIONS, DESCRIPTIONS OR STATEMENTS CONTAINED IN USER GUIDES PROVIDED TO CUSTOMER, SHALL BE BINDING UPON EPI AS A WARRANTY PROMISE OF PERFORMANCE UNLESS EXPRESSLY CONTAINED IN THIS AGREEMENT.

16. Not Assignable: Customer shall not assign or in any way dispose of all or any part of its rights or obligations under this Agreement without the prior written consent of EPI.

17. Controlling Law: This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of California. The jurisdiction and Venue for any legal proceeding to interpret or enforce this Agreement shall be in San Diego County, California.

18. Cardholder Chargebacks: In the event any transaction is disputed by the cardholder's financial institution and as a result is charged back by that financial institution, Customer hereby authorizes charging any such disputed amount (plus any assessed fees) directly to Customer's clearing account as defined in the signed ACH or any such disputed amount (plus any assessed fees) may, at EPI's discretion, offset and reduce any CR's due Customer pursuant to Paragraphs 3, above.

   a. In accordance with Banking Regulation E and NACHA rules, requests for adjustments of transaction amounts may not be made more than ninety (90) days from transaction date.

19. Customer Service: EPI will provide Customer with a TOLL FREE, 24 hour Customer Help line to be used by Customer and/or Location's employees in the event help is needed in regards to the ATM.

20. Waiver: A waiver by either party of a breach of any provision of this Agreement shall not constitute a waiver of that party's rights to otherwise demand strict compliance with this Agreement and any and all provisions hereof .

21. Entire Agreement: This Agreement constitutes the entire Processing Agreement of the parties hereto. There are no other promises, representations, terms, conditions or obligations other then those contained herein. This Processing Agreement, except for a corresponding ATM Application and Purchase Agreement. supersedes all prior communications. representations or agreements, oral or written. between the parties in regard to the services that EPI or the ATM provides and shall not be modified except in writing and signed by both parties.

IN WITNESS WHERE0F, the undersigned duty authorized representatives of the parties have executed this Agreement as of the day and year last stated below.

               ELECTRONIC PROCESSING, INC,
               8787 Complex Dr.
               San Diego, CA 92123
               819.712.1611

               By:

               Noah C. Wieder
               Vice President - ATM _______________
                                         Date

               CUSTOMER

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               Customer Name

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               Address

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               City,     State      Zip

               By: _______________________

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               Printed Name         Title